Calculation of Filing Fee Tables
S-8
ATA Creativity Global
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common shares, $0.01 par value per share	457(a)	3,274,148	$ 0.5325	$ 1,743,483.81	0.0001381	$ 240.78
Total Offering Amounts:						$ 1,743,483.81		$ 240.78
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 240.78
Offering Note
[1]	Represents common shares, par value $0.01 per share (the "Common Shares"), issuable pursuant to awards under the 2008 Employee Share Incentive Plan of ATA Creativity Global, a Cayman Islands corporation (the "Registrant"), as amended and restated as of April 8, 2026 (the "Plan"). This Registration Statement covers, in addition to the number of Common Shares stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Plan as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. These Common Shares may be represented by the Registrant's American Depository Shares, or ADSs, each of which represents two Common Shares. The Registrant's ADSs issuable upon deposit of the Common Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-148641) filed on January 14, 2008, and any other amendment or report filed for the purpose of updating such statement. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price with respect to the Plan are calculated based on the average of the high and low prices for the Registrant's Common Shares represented by American Depositary Shares as reported on the NASDAQ Capital Market on June 10, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources